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                                                                 Exhibit 99(f)

                              [FRONT SIDE OF PROXY]

                           INDIANA FEDERAL CORPORATION

PROXY                                                                     PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _____, ________, 1997

     The Stockholder executing this Proxy appoints __________, __________, __________, and __________, or any of them, each with the power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock, $.01 par value per share, of Indiana Federal Corporation ("IFC") that the Stockholder would be entitled to vote on all matters which come before the Special Meeting of Stockholders of IFC referred to above (the "Special Meeting") and at any adjournment(s) or postponement(s) of the Special Meeting.

                     PLEASE MARK, SIGN AND DATE THIS PROXY.
   RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID RETURN ENVELOPE

                  (Continued and to be signed on reverse side)

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                              [BACK SIDE OF PROXY]


YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL THAT FOLLOWS:


Approval and adoption of (a) the Agreement and Plan of Merger dated as of November 14, 1996 (the "Merger Agreement"), between Pinnacle Financial Services, Inc. ("Pinnacle") and Indiana Federal Corporation, and (b) all of the transactions contemplated by the Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle (the "Merger"), with Pinnacle being the surviving corporation, and the issuance of shares of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock") to holders of common stock, $.01 par value per share, of IFC ("IFC Common Stock"). Upon consummation of the Merger, each issued and outstanding share of IFC Common Stock will be converted into one (1) share of Pinnacle Common Stock.).

                   / / FOR       / / AGAINST       / / ABSTAIN

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INDIANA FEDERAL CORPORATION. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF IFC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ABOVE PROPOSAL. THE SHARES OF IFC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.


     The undersigned Stockholder hereby (i) revokes any and all proxies previously executed with respect to the Special Meeting, and (ii) acknowledges receipt of the notice and proxy statement for the Special Meeting.



                         Signatures(s)
                                       ----------------------------------------
                                        Please sign exactly as name appears on
                                        this proxy. When shares are held by
                                        joint tenants, both should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by an authorized
                                        officer. If a partnership, please sign
                                        in partnership name by authorized
                                        person.

Dated                          , 1997
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